UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025 (July 2, 2025)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35975 (Commission File Number)	27-1650905 (IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO (Address of principal executive offices)	80021 (Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2025, the Board of Directors (the “Board”) of Gogo Inc. (the “Company”) appointed General Michael Minihan to the Board, effective immediately. In connection with General Minihan’s appointment, the Board has also resolved to increase the size of the Board to nine directors effective immediately, which it believes is currently an appropriate size for its effective functioning. General Minihan, age 58, is a retired four-star general in the United States Air Force. During his 34-year military career, General Minihan commanded at every level, culminating as Commander, Air Mobility Command. He led more than 110,000 Airmen and a fleet of 1,100 aircraft executing global missions. Previously, General Minihan served as Deputy Commander of U.S. Indo-Pacific Command, responsible for operations across a region spanning more than 40 nations and encompassing more than half the world’s population and trade. A command pilot with over 3,400 flying hours in airlift and tanker aircraft, he also led squadrons, wings, and a deployed joint task force. In addition to serving on the Board, General Minihan is a senior advisor to the following private companies: Reliable Robotics Corporation; Beta Technologies, Inc.; Radia, California Forever; Victory Venture Healthcare; Airspace Data; Elanah.AI; and Coulson Aviation USA. He is also a senior principal at Pallas Advisors, a member of the Senior Advisory Group for Paladin Capital Group, and an advisor to the Center for Asia-Pacific Strategy. General Minihan is Chairman of the Candy Bomber Foundation, a nonprofit dedicated to inspiring America’s youth to pursue paths in STEM, aviation, and humanitarian service.

General Minihan will serve as a Class III director and hold office until the Company’s 2028 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, incapacity, resignation or removal. General Minihan has not been appointed to serve on any Board committee at this time.

General Minihan, as a non-employee director, will receive the director compensation described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) in connection with the 2025 annual meeting of stockholders. The Company also expects to enter into an indemnification agreement with General Minihan. The form of indemnification agreement is an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2025.

There are no arrangements or understandings between General Minihan and any other person pursuant to which General Minihan was selected as a director. There are no transactions in which General Minihan has an interest that would require disclosure by the Company under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOGO INC.

By: /s/ Crystal L. Gordon
Crystal L. Gordon
Executive Vice President, General Counsel, Chief Administrative Officer, and Secretary

Date: July 8, 2025